Exhibit 10.1

OWENS & MINOR, INC.

BOARD OF DIRECTORS

UNANIMOUS CONSENT

IN LIEU OF A MEETING

December 31, 2004

AMENDMENT TO 2003 DIRECTORS COMPENSATION PLAN

WHEREAS, Owens & Minor, Inc. (the “Company”) maintains the Owens & Minor, Inc. 2003 Directors’ Compensation Plan (the “Plan”) for the benefit of members of the Board eligible to participate in the Plan; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits under the Plan’s Deferred Fee Program as intended by the Plan; and

WHEREAS, Code section 409A is effective as to amounts deferred after 2004; and

WHEREAS, the Company wants to assure that the requirements and restrictions of Code section 409A will not apply to vested benefits earned or deferred under the Deferred Fee Program prior to January 1, 2005; and

WHEREAS, the Company has reserved the right to amend the Plan and the Company desires to amend the Deferred Fee Program without reducing the benefits available to participants; and

WHEREAS, upon recommendation of the Governance & Nominating Committee the Board of Directors hereby approves the amendments specified as presented.

NOW THEREFORE BE IT RESOLVED, that the Plan is amended so that the benefits provided under the Deferred Fee Program are limited to (i) benefits which are earned or accrued and vested or nonforfeitable as of December 31, 2004 and (ii) any earnings or losses attributable to such benefits; and

RESOLVED FURTHER, that the Company hereby adopts a new deferred fee program under the Plan (the “New Program”), effective January 1, 2005, which will provide as follows:

FIRST: The provisions of the New Program shall be the same as those of the Deferred Fee Program (but without a duplication of benefits) except that the New Program shall not include any term, condition or provision that does not satisfy Code section 409A. Shares of Common Stock issuable under the New Program shall be issued pursuant and subject to the provisions of the Plan and

SECOND: The benefits provided under the New Program shall include (i) any benefits earned or accrued under the Deferred Fee Program which are not vested or nonforfeitable as of December 31, 2004, (ii) benefits earned or accrued on or after January 1, 2005 and (iii) any earnings or losses attributable to the benefits described in the preceding clauses (i) and (ii).

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions all without the necessity of further action by this Board.